Exhibit 99.1

Immersion Corporation Reports Second Quarter 2020 Results

Company significantly enhancing operating model to deliver substantial improvements in profitability and cash generation; Repurchases $30 million in stock year-to-date

SAN FRANCISCO, August 6, 2020 - Immersion Corporation (NASDAQ: IMMR), the leading developer and provider of technologies for haptics, today reported financial results for the second quarter ended June 30, 2020.
Second Quarter Financial Summary:

•	Total revenues of $5.7 million, compared to $8.7 million in the second quarter of 2019. Royalty and license revenues were $5.6 million, compared to $8.6 million in the second quarter of 2019.

•
GAAP operating expenses of $6.7 million declined 63% from $17.9 million in the second quarter of 2019. Non-GAAP operating expenses of $5.2 million declined 69% from non-GAAP operating expenses of $16.6 million in the second quarter of 2019. (See attached table for a reconciliation of GAAP to non-GAAP financial measures.)

•	GAAP net loss was $0.7 million, or $0.03 per diluted share, compared to GAAP net loss of $8.6 million, or $0.27, in the second quarter of 2019.

•	Non-GAAP net income was $0.8 million, or $0.03 per diluted share, compared to non-GAAP net loss of $7.4 million, or $0.23, in the second quarter of 2019.

•
As of June 30, 2020, cash and cash equivalents totaled $54.1 million. During the second quarter, the company used approximately $18.7 million to purchase approximately 2.9 million shares of its common stock.

Financial Outlook:

“I’m excited about the progress we’ve made executing our strategy to deliver new products, lower operating expenses, lead development of industry standards, and achieve sustained profitability,” said Ramzi Haidamus, Immersion’s President and CEO.  “This quarter, we significantly improved our operating model and implemented further cost reductions to align with the current business environment. Our efforts put us on track for an approximately $17 to $19 million Non-GAAP operating expense run rate exiting Q4 of this year, compared to a prior exit run rate of $21 to $23 million. Our recurring revenue, which is our strategic focus, was relatively stable year over year. The combination of these actions enables us to generate positive cash flow and positions us well to deliver sustained profit.  We continue to move our product and standards initiatives forward despite the challenging COVID-19 environment. Our improved operating leverage and stable recurring revenue base, coupled with our strong balance sheet, positions us well to weather COVID-19, while we continue to invest in our future. Our confidence in the business is reflected in over $30 million of share repurchases we’ve executed this year.”

Recent Business Highlights:

•
Nissan announced its new Ariya EV crossover vehicle with integrated haptic controls. The design demonstrates continued market adoption of haptics to enhance automotive user interfaces. An existing Immersion automotive Tier 1 licensee is supplying the haptic systems for the vehicle.

•
Immersion continues to anticipate the launch of Sony Interactive Entertainment’s PlayStation 5 this holiday season. The PlayStation 5 DualSense controllers utilizing Immersion technology have received early praise by developers.

•
Immersion reached significant milestones in its initiative to launch new industry technical standards for haptics. The company’s separate proposals to the Advanced Television Systems Committee, Inc. (ATSC) and the Moving Pictures Experts Group (MPEG) received strong support and passed the first phases towards standardization. Industry standards represent opportunities for expanded licensing of patents as well as implementations of Immersion software products.

•
 Immersion’s continued innovation in virtual reality was also recognized in the issuance of a new patent titled “Haptic Effect Generation for Space-Dependent Content” which covers methods and systems for authoring and rendering haptic effects in video content, such as 360-degree, 3D or VR video.

Second Quarter Earnings Conference Call and Webcast

Immersion will host a conference call with company management today at 2:00 p.m. PT (5:00 p.m. ET) to discuss financial results for the second quarter ended June 30, 2020.  To participate on the live call, analysts and investors should dial +1-800-353-6461 (conference ID: 9607970) at least ten minutes prior to the start of the call.

A recorded webcast will also be available for 90 days in the "IR News and Events” page of Immersion's Investor Relations website at https://ir.immersion.com/news-and-events.
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About Immersion

Immersion Corporation (NASDAQ: IMMR) is the leading innovator of touch feedback technology, also known as haptics. The company invents, accelerates, and scales haptic experiences by providing technology solutions for mobile, automotive, gaming, and consumer electronics. Haptic technology creates immersive and realistic experiences that enhance digital interactions by engaging users' sense of touch. Immersion is headquartered in San Francisco, California, with offices worldwide. Learn more at
www.immersion.com.

Use of Non-GAAP Financial Measures

Immersion reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Immersion discloses this non-GAAP information, such as Non-GAAP net income (loss) and Non-GAAP net income (loss) per diluted share because it is useful in understanding the company’s performance as it excludes certain non-cash expenses like stock-based compensation expense and other special charges, such as deferred tax assets valuation allowance, depreciation and restructuring costs, that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP. The non-GAAP financial measures are not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release. The Company has not reconciled the non-GAAP financial measures guidance to the corresponding GAAP measures on a forward-looking basis due to the uncertainty and the potential variability of many of the costs and expenses that may be incurred in the future. Accordingly, reconciliations of the Company’s forward-looking non-GAAP financial measures to the corresponding GAAP measures are not available without unreasonable effort.

Forward-looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements involve risks and uncertainties. Forward-looking statements are identified by words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “can,” “will,” “places,” “estimates,” and other similar expressions. However, these words are not the only way we identify forward-looking statements. Examples of forward looking statements include any expectations, projections, or other characterizations of future events, or circumstances, and include statements regarding: the impact of COVID-19 on our business and the business of our customers and suppliers, as well as on the economy in general, and also include projected financial results or operating metrics, business strategies, anticipated future litigation or absence of litigation, anticipated future products, future expense reductions, anticipated tax expenses, anticipated market demand or opportunities, our operating model and other forward looking topics. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results could differ materially from those projected in the forward-looking statements, therefore we caution you not to place undue reliance on these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the effects of the COVID-19 global pandemic on the Company and its business, and on the business of its suppliers and customers; unanticipated changes in the markets in which the Company operates; the effects of the current macroeconomic climate (especially in light of the ongoing adverse effects of the COVID-19 global pandemic); delay in or failure to achieve adoption of or commercial demand for the Company’s products or third party products incorporating the Company’s technologies; the inability of Immersion to renew existing licensing arrangements, or enter into new licensing arrangements on favorable terms; the loss of a major customer; the ability of Immersion to protect and enforce its intellectual property rights and other factors. For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form 10-K for 2019 and its most recent Quarterly Report on Form 10-Q which are on file with the U.S. Securities and Exchange Commission. Any forward-looking statements made by us in this press release speak only as of the date of this press release, and Immersion does not intend to update these forward-looking statements after the date of this press release, except as required by law.

Immersion, and the Immersion logo are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners. The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.

(IMMR – C)

Immersion Corporation
Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2020	December 31, 2019
	(Unaudited)	(1)
ASSETS
Cash and cash equivalents	$54,101	$86,478
Short-term investments	—	3,019
Accounts and other receivables	1,789	3,385
Prepaid expenses and other current assets	8,791	14,078
Total current assets	64,681	106,960
Property and equipment, net	252	1,226
Long-term deposits	11,700	7,062
Other assets	8,987	9,600
TOTAL ASSETS	$85,620	$124,848
LIABILITIES
Accounts payable	$474	$809
Accrued compensation	1,803	2,844
Other current liabilities	2,446	3,478
Deferred revenue	4,617	4,692
Total current liabilities	9,340	11,823
Long-term deferred revenue	23,571	25,952
Other long-term liabilities	2,979	3,316
TOTAL LIABILITIES	35,890	41,091
STOCKHOLDERS’ EQUITY	49,730	83,757
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$85,620	$124,848

(1) Derived from Immersion’s annual audited consolidated financial statements.

Immersion Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Royalty and license	$5,593	$8,668	$11,775	$13,715
Development, services, and other	75	75	150	150
Total revenues	5,668	8,743	11,925	13,865
Costs and expenses:
Cost of revenues	62	40	106	55
Sales and marketing	1,255	1,579	2,971	3,188
Research and development	1,323	1,831	3,012	4,133
General and administrative	4,087	14,448	11,443	27,143
Total costs and expenses	6,727	17,898	17,532	34,519
Operating loss	(1,059)	(9,155)	(5,607)	(20,654)
Interest and other income	388	532	160	1,130
Loss before benefit from (provision for) income taxes	(671)	(8,623)	(5,447)	(19,524)
Benefit from (provision for) income taxes	(41)	3	(93)	(112)
Net loss	$(712)	$(8,620)	$(5,540)	$(19,636)
Basic net loss per share	$(0.03)	$(0.27)	$(0.19)	$(0.63)
Shares used in calculating basic net loss per share	27,634	31,578	29,320	31,335
Diluted net loss per share	$(0.03)	$(0.27)	$(0.19)	$(0.63)
Shares used in calculating diluted net loss per share	27,634	31,578	29,320	31,335

Immersion Corporation
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP net loss	$(712)	$(8,620)	$(5,540)	$(19,636)
Add: Benefit from (provision for) income taxes	41	(3)	93	112
Less: Non-GAAP provision for income taxes	(5)	(13)	(47)	(56)
Add: Stock-based compensation	1,365	1,081	2,094	3,184
Add: Restructuring expense	66	—	590	—
Add: Depreciation and amortization of property and equipment	40	200	1,003	405
Non-GAAP net income (loss)	$795	$(7,355)	$(1,807)	$(15,991)
Non-GAAP net income (loss) per diluted share	$0.03	$(0.23)	$(0.06)	$(0.51)
Dilutive shares used in calculating Non-GAAP net income (loss) per share	27,820	31,578	29,320	31,335

Immersion Corporation
Disaggregated Revenue Information
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Fixed fee license revenue	1,292	4,254	2,578	5,994
Per-Unit royalty revenue	4,301	4,414	9,197	7,721
Total royalty and license revenue	5,593	8,668	11,775	13,715
Development, services, and other revenue	75	75	150	150
Total revenue	5,668	8,743	11,925	13,865

Immersion Corporation
Revenue by Line of Business
(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30,
	2020	2019	2020	2019
Mobility	79%	51%	78%	48%
Automotive	8%	13%	10%	20%
Gaming	10%	36%	11%	31%
Other	3%	—%	1%	1%
Total	100%	100%	100%	100%

Immersion Corporation
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP operating expenses	6,665	17,858	17,426	34,464
Adjustments to non-GAAP operating expenses:
Stock-based compensation expense - S&M	(343)	(173)	(388)	(493)
Stock-based compensation expense - R&D	(251)	(190)	(420)	(820)
Stock-based compensation expense - G&A	(771)	(718)	(1,286)	(1,871)
Restructuring expense	(66)	—	(590)	—
Depreciation and amortization of property and equipment	(40)	(200)	(1,003)	(405)
Non-GAAP operating expense	5,194	16,577	13,739	30,875

Investor Contact:
Aaron Akerman
Immersion Corporation
514-987-9800 ext. 5110
aakerman@immersion.com